Exhibit 99.1

PolyOne Logo

PolyOne to Sharpen Business Focus
As Next Step in Transformation Plan

•	Company’s strategic emphasis to be Plastics Compounding, Color and Distribution
•	Three non-core business operations will be considered for sale
•	Actions intended to clarify mission and reduce debt

CLEVELAND – October 21, 2003 – PolyOne Corporation (NYSE: POL), a leading global polymer services company, announced today that its future focus will be on its global Plastics Compounding and Color & Additive Masterbatch businesses, and its Distribution business, the units with the strongest market synergies and potential for success. PolyOne is taking this step as part of its drive to improve profitability and strengthen its balance sheet.

PolyOne’s other business operations – Elastomers and Performance Additives, Engineered Films and Specialty Resins – are being considered for divestment. The Company has set no deadline for divesting these business operations, which in 2002 had $617 million of PolyOne’s $2.5 billion in annual sales and contributed $12 million in operating income before special items. The businesses employ approximately 2,270 people.

“Our Plastics Compounding, Color and Distribution operations have strong market positions and unique linkages with customers and suppliers, which give PolyOne significant advantages,” said Chairman and Chief Executive Officer Thomas A. Waltermire. “Most of these units are international in scope, and we believe they have substantial upside potential.”

Waltermire added that PolyOne is making this announcement “so that our people and investors have a clear picture of the steps we are taking to strengthen the Company.”

PolyOne would use proceeds from its divestiture of the non-core businesses to reduce debt. In December 2002, the Company stated a goal of reducing its debt by $200 million to $300 million. To maximize the value of the non-core operations to shareholders, the Company is implementing improvement plans in each of these units.

Ultimately, “PolyOne will be a smaller but more focused company than it is today,” said Waltermire. “Our mission will be to provide materials to plastics processors to help them be competitive on a global basis. These steps will help us achieve this goal and clarify our position in the marketplace.”

After divestiture, PolyOne’s consolidated business operations would comprise the following:

Plastics Compounding

•	Vinyl Compounds, with 2002 sales of $627 million, which represented 24 percent of total Company sales. PolyOne enjoys a strong market position and strategic material supply agreements;

•	Engineered Materials (2002 sales of $332 million, 13 percent of total). This global business has advantageous market positions in Europe, steady growth in Asia and attractive market potential;

•	Formulators (2002 sales of $180 million, 7 percent of total). This business, which serves niche plastics and coatings markets, has a leading market position and opportunities to expand into specialty molding and coating formulations.

Color and Additive Masterbatch

•	Color and Additives ($341 million in 2002 sales, 13 percent of total). This business has profitable international operations, and the Company has an action plan to improve the North American operations.

Distribution

•	Distribution ($520 million in 2002 sales, 20 percent of total). Distribution serves as a low-cost channel to market in the United States and Canada for PolyOne’s manufactured products, broadens the Company’s market reach among plastics processors and deepens its supply relationships with major polymer producers.

Excluding the expected divestments, 18 percent of PolyOne’s 2002 sales would have been outside North America, in Europe and Asia. To further strengthen this position, PolyOne’s Board of Directors recently approved plans to build a new masterbatch and compound plant in China – the Company’s third plant in China and fifth in Asia.

“PolyOne’s international operations are among our strengths,” said Waltermire. “They give us a competitive advantage and many opportunities for growth.”

The businesses being considered for divestment represent approximately one-quarter of PolyOne’s total sales:

•	Elastomers and Performance Additives, with 2002 sales of $364 million, represented 14 percent of sales.

•	Engineered Films, with $153 million in 2002 sales, accounted for 6 percent of sales.

•	Specialty Resins, with 2002 sales of $100 million, contributed 4 percent of sales.

Previously, PolyOne identified its equity investments in its Oxy Vinyls, LP and SunBelt Chlor-Alkali joint ventures as non-core. No decision has been made on their potential sale.

Waltermire noted that the redefinition of PolyOne’s core capabilities is part of a broader strategy to improve performance and restore profitability.

“This vision of a more tightly focused company complements our ongoing drive to achieve a competitive cost base, as well as the marketplace initiatives that we launched earlier this year to strengthen relationships with customers that have the greatest growth and profit potential,” he said. “Our intent is to establish PolyOne as the most reliable low-cost global supplier of plastics compounds and color additives. By playing to the strengths among our businesses, we can help ensure PolyOne’s transformation as a successful, profitable company.”

PolyOne Conference Call

PolyOne will provide more detailed information on its new strategic focus during a conference call at 9 a.m. Eastern time on Thursday, October 30, 2003, following the release of its third-quarter results after the markets close on Wednesday, October 29, 2003. The conference dial-in number is 888-489-0038 (domestic) or 706-643-1611 (international), conference topic: PolyOne Conference Call. The replay number is 800-642-1687 (domestic) or 706-645-9291 (international). The conference ID for the replay is 6571867. The call will be broadcast live and then via replay for two weeks on the Company’s Web site: http://www.polyone.com.

About PolyOne

PolyOne Corporation, with annual revenues approximating $2.5 billion, is an international polymer services company with operations in thermoplastic compounds, specialty resins, specialty polymer formulations, engineered films, color and additive systems, elastomer compounding and thermoplastic resin distribution. Headquartered in Cleveland, Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America, South America, Europe, Asia and Australia. Information on the Company’s products and services can be found at http://www.polyone.com.

PolyOne Investor & Media Contact:	Dennis Cocco Vice President, Investor Relations & Communications 440-930-1538

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance or results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to: (1) an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from the initiatives related to restructuring programs, including cost reduction and employee productivity goals; (2) ) a delay or inability to achieve targeted debt level reductions through divestitures or other means; (3) the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks; (4) changes in U.S., regional or world polymer and/or rubber consumption growth rates affecting the Company’s markets; (5) changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which the Company participates; (6) fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles; (7) production outages or material costs associated with scheduled or unscheduled maintenance programs; (8) costs or difficulties and delays related to the operation of joint venture entities; (9) lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates; (10) partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of the Company; (11) an inability to launch new products and/or services within the Company’s various businesses; (12) the possibility of goodwill impairment; (13) an inability to maintain any required licenses or permits; (14) an inability to comply with any environmental laws and regulations; (15) an inability or delay in finding buyers of non-core assets for reasonable and acceptable terms.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q, 8-K and 10-K reports to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. (Ref. #1003)

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